UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 29, 2018

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends Item 5.02 of the Current Report on Form 8-K filed by SmartFinancial, Inc., a Tennessee corporation (the “Company”) on May 29, 2018 (the “Original Report”), in which the Company reported, among other events, the appointment of Clifton N. Miller to the board of directors of the Company (the “Board”). At the time of the Original Report, the Board had not made any determinations regarding the committee assignments for Mr. Miller. The Company hereby amends the Original Report to include information on committee assignments in Item 5.02 below. This Form 8-K/A is being filed solely to provide information called for in Item 5.02(d)(3) of Form 8-K that had not been determined at the time of the filing of the Original Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2018, the Board determined the committee assignments of Mr. Miller. Effective as of August 23, 2018, the Board appointed Mr. Miller to its Governance Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: August 27, 2018
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer

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